UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 14, 2012
A5 LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Nevada	333-138927	20-5277531

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22200 Trans Canada Hwy Baie d’ Urfé, QC, Canada	H9X 4B4

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (514) 420-0333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act.
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On May 10, 2012, the board of directors of A5 Laboratories Inc. (the “Company”) dismissed Berman & Company, P.A. (“Berman”), as the Company’s independent registered public accounting firm.

The reports of Berman on the Company’s consolidated financial statements as of and for the fiscal year ended September 30, 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern.

During the fiscal year ended September 30, 2011, and through May 10, 2012, there have been no disagreements with Berman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Berman, would have caused them to make reference thereto in connection with their report on the financial statements for the year ended September 30, 2011.

The Company has requested that Berman furnish it with a letter addressed to the U.S. Securities and Exchange Commission, stating whether or not it agrees with the above statements. The Company has not been provided a copy of this letter to date.

(b) New Independent Registered Public Accounting Firm

On May 10, 2012, the Company’s board of directors approved the engagement of Bravos & Associates, Certified Public Accountants, LLC (“Bravos”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended September 30, 2011, and the subsequent interim periods prior to the engagement of Bravos, the Company has not consulted Bravos regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 8.01	Other Events

a) Non-Reliance Letter from Former Auditor

In a letter dated February 14, 2012, sent to A5 Laboratories Inc. (the “Company”) from Seale and Beers Certified Public Accountants (“Beers”), formerly the Company’s independent registered public accounting firm, the Company was notified by Beers that during their review of the Company’s interim financial statements for the quarter ended June 30, 2011 (Beers report dated 12/03/11) Beers asserted that there was a material understatement in the number of shares the Company issued in exchange for ownership of software that had been reported in the September 30, 2011 Form 10-K.

Beers instructed the Company to contact the SEC regarding the matter within five (5) business days of the letter.  Additionally, Beers recommended the filing a Form 8-K of non-reliance.

As reported in the Form 8-K filed on February 17, 2012, Beers was dismissed as the Company’s independent registered public accounting firm on February 3, 2012.  This dismissal was the result of a fee dispute and was not the result of disagreement with Beers on any financial statement matters.

As reported in the Form 8-K filed on February 17, 2012, on February 3, 2012 the Company engaged Berman & Company, P.A. (“Berman”) as its new independent registered public accounting firm.  After Berman’s engagement, Berman and Beers had discussions surrounding the Beers’ assertion that the September 30, 2011 Form 10-K contained a material understatement in the number of shares the Company issued in exchange for ownership of software.  Following these discussions and Berman’s further review of the transactions, the Company filed the September 30, 2011 Form 10-K on February 17, 2012.  The aforementioned financial statements were prepared assuming that the Company will continue as a going concern and Berman’s opinion stated that they “present fairly, in all material respects, the financial position of A5 Laboratories, Inc. as of September 30, 2011 and 2010, and the results of its operations and its cash flows for the periods then ended and from June 21, 2006 (inception) to September 30, 2011 in conformity with accounting principles generally accepted in the United States of America.”

Further, as discussed in Item 4.01 of this 8-K, the Company engaged Bravos as their independent new independent registered public accounting firm effective May 10, 2012.  As part of this engagement, Bravos will review and provide an opinion on both the September 30, 2011 and September 30, 2012 financial statements.

b) Comments issued to the Company from the Securities and Exchange Commission

On March 7, 2011, April 3, 2011 and May 7, 2012, the Company received letters from the Securities and Exchange Commission (“SEC”) related to the Company’s March 6, 2012 8-K/A Item 4.01 filing in regards to the dismissal of Beers on February 3, 2012 which included a letter dated February 16, 2012 from Beers to the SEC related to disagreements they felt existed when they were dismissed and a material understatement they felt had been reported to them by the Company.

In addition to the information provided under Item 8.01 (a) of this Form 8-K, the Company will reach out directly to appropriate SEC Accounting Branch representatives to further respond to their inquires.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012	A5 LABORATORIES INC.
	By:	/s/ Dr. Richard Azani
		Name:	Dr. Richard Azani
		Title:	President and Chief Executive Officer

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